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EXHIBIT 32.2 - CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Genesis HealthCare Corporation's Annual Report on Form 10-K for the period ended September 30, 2004 with the Securities and Exchange Commission on the date hereof (the "Report"), I, James V. McKeon, the Chief Financial Officer of Genesis HealthCare Corporation, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2004

/s/ JAMES V. MCKEON
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James V. McKeon